UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

C3IS INC.

(Exact name of registrant as specified in its charter)

Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

331 Kifissias Avenue Erithrea Athens, Greece	14561
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-271228

Securities registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the securities of C3is Inc. (the “Registrant”) to be registered hereby is set forth under the caption “Description of Capital Stock” in (i) the prospectus (subject to completion) included in Part I of the Registration Statement (Registration No. 333-271228) on Form F-1 (as amended, the “Registration Statement”) of the Registrant originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on April 12, 2023 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 8, 2023

C3is INC.

By:	/s/ Dr. Diamantis Andriotis
Name:	Dr. Diamantis Andriotis
Title:	Chief Executive Officer